VIP Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 12/31/2016
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.
?
Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND
GROUP
 Class A
 Class B
 Class K
AXA AGGRESSIVE ALLOCATION PORTFOLIO
VIP
   10.55
  10.55
   10.55
AXA CONSERVATIVE ALLOCATION PORTFOLIO
VIP
     9.34
  9.35
    9.33
AXA CONSERVATIVE-PLUS ALLOCATION PORTFOLIO
VIP
   9.56
  9.57
    9.56
AXA MODERATE ALLOCATION PORTFOLIO
VIP
   13.59
  13.49
   13.59
AXA MODERATE-PLUS ALLOCATION PORTFOLIO
VIP
   10.58
  10.59
   10.58
CHARTERSM AGGRESSIVE GROWTH PORTFOLIO
VIP

   9.79

CHARTERSM ALTERNATIVE 100 MODERATE PORTFOLIO
VIP

   9.12

CHARTERSM CONSERVATIVE PORTFOLIO
VIP

   9.78

CHARTERSM GROWTH PORTFOLIO
VIP

  9.73

CHARTERSM INCOME STRATEGIES PORTFOLIO
VIP

  9.40

CHARTERSM INTEREST RATE STRATEGIES PORTFOLIO
VIP

  9.45

CHARTERSM INTERNATIONAL MODERATE PORTFOLIO
VIP

   9.09

CHARTERSM MODERATE GROWTH PORTFOLIO
VIP

   9.81

CHARTERSM MODERATE PORTFOLIO
VIP

   9.80

CHARTERSM MULTI-SECTOR BOND PORTFOLIO
VIP
    3.79
   3.78
   3.80
CHARTERSM REAL ASSETS PORTFOLIO
VIP

   9.09

CHARTERSM SMALL CAP GROWTH PORTFOLIO
VIP
    12.12
   12.01

CHARTERSM SMALL CAP VALUE PORTFOLIO
VIP
    16.37
   16.38

TARGET 2015 ALLOCATION PORTFOLIO
VIP

    8.65
    8.64
TARGET 2025 ALLOCATION PORTFOLIO
VIP

    9.97
    9.97
TARGET 2035 ALLOCATION PORTFOLIO
VIP

    10.18
    10.18
TARGET 2045 ALLOCATION PORTFOLIO
VIP

    10.10
    10.09
TARGET 2055 ALLOCATION PORTFOLIO
VIP

    9.36
    9.36